INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT


To the Board of Directors
Inyx, Inc.

We consent to the incorporation by reference in Amendment Number 4 to the Registration Statement on Form SB-2/A of Inyx, Inc. (filed on February 15, 2005) of our report, dated May 19, 2003 on our audit of the financial statements of Miza Pharmaceuticals (UK) Ltd. (the predecessor to Inyx, Inc.) as of December 31, 2002, filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.

/s/ Berkovits, Lago & Company, LLP
Fort Lauderdale, Florida
February 15, 2005